MICHAEL C. DUBAN, P.C.
   ATTORNEY AT LAW                                 81 MAIN STREET
      ---------                                    SUITE 205
                                                   WHITE PLAINS, NEW YORK 10601
WRITER'S DIRECT DIAL                                       -----------
(914)                                              TELEPHONE 914 681-0606
                                                   TELECOPIER 914 948-0462


                                                           January 28, 1997



NBTY, Inc.
90 Orville Drive
Bohemia, New York 11716

            RE:      REGISTRATION STATEMENT ON FORM S-8 UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

Gentlemen:

      In my capacity as counsel to NBTY, Inc. a Delaware Corporation (the "Company"), I have been asked to render this opinion in connection with a Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering 3,084,000 shares of Common Stock (the "Stock").

      In connection, I have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company, the Registration Statement, as amended, corporate proceedings of the Company relating to the issuance of the Stock, and such other instruments and documents as I have deemed relevant under the circumstances.

      In making the aforesaid examinations, I have assumed the genuineness of all signatures and conformity to original documents of all copies furnished to me as photostatic copies. I have also assumed that the corporate records furnished to be me by the Company included all corporate proceedings taken by the Company to date.

      Based upon the foregoing, I am of the opinion that:

      The Stock has been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued, fully paid and nonassessable shares of Common Stock of the Company.


January 28, 1997
Page 2


      I hereby consent to the use of my opinion as herein set forth as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

      Your attention is directed to the fact that the undersigned owns 35,000 shares of the Company's Common Stock.


                                    Yours very truly,

                                    /s/ Michael C. Duban

                                    Michael C. Duban